TYSON FOODS REPORTS SECOND QUARTER 2026 RESULTS
Chicken and Prepared Foods Momentum Drives Market Share Gains and Top Line Growth
Springdale, Arkansas – May 4, 2026 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Second Quarter		Six Months Ended
	2026	2025	2026	2025
Sales	$13,653	$13,074	$27,966	$26,697

Operating Income	$435	$100	$737	$680
Adjusted[1] Operating Income (non-GAAP)	$497	$515	$1,069	$1,174

Net Income Per Share Attributable to Tyson	$0.73	$0.02	$0.97	$1.03
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.87	$0.92	$1.84	$2.06
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss), adjusted net income per share attributable to Tyson (Adjusted EPS), segment operating income (loss), as adjusted, corporate expenses, as adjusted and amortization, as adjusted, are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Six Months Highlights
•Sales of $27,966 million, up 4.8% from prior year; Sales up 4.0% excluding the impact of legal contingency accruals of $150 million and $343 million recognized as reduction to Sales in the current year and prior year, respectively
•GAAP operating income of $737 million, up 8% from prior year
•Adjusted operating income of $1,069 million, down 9% from prior year
•GAAP EPS of $0.97, down 6% from prior year
•Adjusted EPS of $1.84, down 11% from prior year
•Total Company GAAP operating margin of 2.6%
•Total Company adjusted operating margin (non-GAAP) of 3.8%
•Liquidity of $3.7 billion as of March 28, 2026
•Cash provided by operating activities of $829 million, down $17 million from prior year
•Free cash flow (non-GAAP) of $432 million, up $50 million from prior year
•Reduced total debt $747 million
Second Quarter Highlights
•Sales of $13,653 million, up 4.4% from prior year; Sales up 1.8% excluding the impact of legal contingency accruals of $343 million recognized as reduction to Sales in the prior year
•GAAP operating income of $435 million, up $335 million from prior year
•Adjusted operating income of $497 million, down 3% from prior year
•GAAP EPS of $0.73, up $0.71 from prior year
•Adjusted EPS of $0.87, down 5% from prior year
•Total Company GAAP operating margin of 3.2%
•Total Company adjusted operating margin (non-GAAP) of 3.6%

"We delivered strong results in the second quarter, with our Chicken and Prepared Foods segments driving meaningful momentum. Our disciplined balance sheet management, execution and diversified, multi-protein portfolio position us to capitalize on significant growth opportunities ahead," said Donnie King, President & CEO of Tyson Foods. "We remain focused on continuous improvement, leveraging our scale and operating capabilities to better serve our customers and consumers. With sustained market demand for protein and our proven ability to innovate and execute, we're well-positioned for long-term value creation. It has enabled us to return $445 million of cash to our shareholders year to date, through a combination of dividends and share repurchases."

SEGMENT RESULTS (in millions)2

Sales
(for the second quarter and six months ended March 28, 2026, and March 29, 2025)
	Second Quarter				Six Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2026	2025	Change	Change[3]	2026	2025	Change	Change[3]
Beef	$5,205	$5,196	(13.1)%	11.5%	$10,976	$10,531	(10.1)%	14.3%
Pork	1,579	1,244	4.4%	1.3%	3,188	2,861	3.0%	1.4%
Chicken	4,286	4,141	1.7%	1.8%	8,498	8,206	2.7%	0.9%
Prepared Foods	2,511	2,396	0.4%	4.4%	5,184	4,869	0.3%	6.2%
International	577	566	(1.0)%	2.9%	1,159	1,150	(0.9)%	1.7%
Intersegment Sales	(505)	(469)	n/a	n/a	(1,039)	(920)	n/a	n/a
Total	$13,653	$13,074	(2.3)%	4.1%	$27,966	$26,697	(1.3)%	5.3%

Segment Operating Income (Loss), As Reported
(for the second quarter and six months ended March 28, 2026, and March 29, 2025)
	Second Quarter				Six Months Ended
			Operating Margin				Operating Margin
	2026	2025	2026	2025	2026	2025	2026	2025
Beef	$(240)	$(222)	(4.6)%	(4.3)%	$(559)	$(248)	(5.1)%	(2.4)%
Pork	41	(181)	2.6%	(14.5)%	91	(108)	2.9%	(3.8)%
Chicken	505	367	11.8%	8.9%	955	827	11.2%	10.1%
Prepared Foods	348	329	13.9%	13.7%	670	626	12.9%	12.9%
International	38	48	6.6%	8.5%	79	89	6.8%	7.7%
Total Segment Operating Income, As Reported	$692	$341	5.1%	2.6%	$1,236	$1,186	4.4%	4.4%
Corporate Expenses	$(203)	$(176)	n/a	n/a	$(391)	$(377)	n/a	n/a
Amortization	(54)	(65)	n/a	n/a	(108)	(129)	n/a	n/a
Operating Income	$435	$100	3.2%	0.8%	$737	$680	2.6%	2.5%
ADJUSTED SEGMENT RESULTS (in millions)2

Segment Operating Income (Loss), As Adjusted (Non-GAAP)[1]
(for the second quarter and six months ended March 28, 2026, and March 29, 2025)
	Second Quarter				Six Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2026	2025	2026	2025[3]	2026	2025	2026[3]	2025[3]
Beef	$(202)	$(113)	(3.9)%	(2.1)%	$(345)	$(107)	(3.1)%	(1.0)%
Pork	41	69	2.6%	4.6%	152	142	4.7%	4.6%
Chicken	523	411	12.2%	9.9%	982	882	11.6%	10.7%
Prepared Foods	352	329	14.0%	13.7%	690	651	13.3%	13.4%
International	37	54	6.4%	9.5%	83	100	7.2%	8.7%
Total Segment Operating Income, As Adjusted	$751	$750	5.5%	5.6%	$1,562	$1,668	5.6%	6.2%
Corporate Expenses, As Adjusted (Non-GAAP)[1]	$(200)	$(176)	n/a	n/a	$(385)	$(377)	n/a	n/a
Amortization, As Adjusted (Non-GAAP)[1]	(54)	(59)	n/a	n/a	(108)	(117)	n/a	n/a
Adjusted Operating Income (Non-GAAP)[1]	$497	$515	3.6%	3.8%	$1,069	$1,174	3.8%	4.3%
2 Commencing in the first quarter of fiscal 2026, the Company no longer allocates corporate expenses and amortization to segments as these items are no longer used in assessing the performance of, or in allocating resources to, the segments. Accordingly, the Company changed its segment reporting to separately disclose corporate expenses and amortization from its reportable segments and identified International as a reportable segment. All prior period amounts have been recast to reflect the new presentation of segment operating income (loss).
3Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the six months ended March 28, 2026 exclude the impact of $90 million, $60 million and $150 million, respectively, of legal contingency accruals recognized as reductions to Sales. Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the three and six months ended March 29, 2025 exclude the impact of $93 million, $250 million and $343 million, respectively, of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
For fiscal 2026, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) will increase approximately 1% compared to fiscal 2025 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for corporate expenses and amortization, revenue, capital expenditures, net interest expense, liquidity, free cash flow and tax rate for fiscal 2026. As our accounting cycle results in a 53-week year in fiscal 2026 as compared to a 52-week year in fiscal 2025, the fiscal 2026 outlook is based on a comparable 52-week year. Certain of the outlook numbers include adjusted operating income (loss) and segment operating income (loss), as adjusted which are non-GAAP metrics. The Company is not able to reconcile its full-year fiscal 2026 projected adjusted results to its fiscal 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) and segment operating income (loss), as adjusted should not be considered substitutes for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 2% in fiscal 2026 as compared to fiscal 2025. We anticipate segment operating loss, as adjusted, of $(500) million to $(350) million in fiscal 2026.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2026 as compared to fiscal 2025. We anticipate segment operating income, as adjusted, of $250 million to $300 million in fiscal 2026.
Chicken
USDA projects chicken production will increase approximately 2% in fiscal 2026 as compared to fiscal 2025. We anticipate segment operating income, as adjusted, of $1.9 billion to $2.05 billion in fiscal 2026.
Prepared Foods
We anticipate segment operating income, as adjusted, of $1.25 billion to $1.35 billion in fiscal 2026.
International
We anticipate segment operating income, as adjusted, of $150 million to $200 million in fiscal 2026.
Corporate Expenses and Amortization
We anticipate corporate expenses and amortization, as adjusted, of $950 million to $975 million in fiscal 2026.
Total Company
We anticipate total company adjusted operating income of $2.2 billion to $2.4 billion for fiscal 2026.
Revenue
We expect sales to be up 2% to 4% in fiscal 2026 as compared to fiscal 2025.
Capital Expenditures
We expect capital expenditures of $0.7 billion to $1.0 billion in fiscal 2026. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.
Net Interest Expense
We expect net interest expense to approximate $365 million in fiscal 2026.
Liquidity
We expect total liquidity, which was $3.7 billion as of March 28, 2026, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be between $1.2 billion and $1.8 billion for fiscal 2026.
Tax Rate
We currently expect our adjusted effective tax rate to approximate 25% in fiscal 2026.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Sales	$13,653	$13,074	$27,966	$26,697
Cost of Sales	12,691	12,474	26,196	25,002
Gross Profit	962	600	1,770	1,695
Selling, General and Administrative	527	500	1,033	1,015
Operating Income	435	100	737	680
Other (Income) Expense:
Interest income	(8)	(17)	(21)	(42)
Interest expense	97	110	201	230
Other, net	(13)	(23)	71	(16)
Total Other (Income) Expense	76	70	251	172
Income before Income Taxes	359	30	486	508
Income Tax Expense	95	16	132	128
Net Income	264	14	354	380
Less: Net Income Attributable to Noncontrolling Interests	4	7	9	14
Net Income Attributable to Tyson	$260	$7	$345	$366

Net Income Per Share Attributable to Tyson:
Class A Basic	$0.75	$0.02	$1.00	$1.05
Class B Basic	$0.68	$0.01	$0.90	$0.94
Diluted	$0.73	$0.02	$0.97	$1.03
Dividends Declared Per Share:
Class A	$0.510	$0.500	$1.030	$1.010
Class B	$0.459	$0.450	$0.927	$0.909

Sales Growth	4.4%		4.8%
Margins: (Percent of Sales)
Gross Profit	7.0%	4.6%	6.3%	6.3%
Operating Income	3.2%	0.8%	2.6%	2.5%
Net Income Attributable to Tyson	1.9%	0.1%	1.2%	1.4%
Effective Tax Rate	26.2%	51.0%	27.1%	25.1%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 28, 2026	September 27, 2025
Assets
Current Assets:
Cash and cash equivalents	$500	$1,229
Accounts receivable, net	2,399	2,524
Inventories	5,478	5,681
Other current assets	497	482
Total Current Assets	8,874	9,916
Net Property, Plant and Equipment	8,917	9,204
Goodwill	9,472	9,469
Intangible Assets, net	5,526	5,624
Other Assets	2,376	2,445
Total Assets	$35,165	$36,658

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$141	$909
Accounts payable	2,467	2,601
Other current liabilities	2,240	2,879
Total Current Liabilities	4,848	6,389
Long-Term Debt	7,942	7,921
Deferred Income Taxes	2,216	2,195
Other Liabilities	1,958	1,926

Total Tyson Shareholders’ Equity	18,098	18,085
Noncontrolling Interests	103	142
Total Shareholders’ Equity	18,201	18,227

Total Liabilities and Shareholders’ Equity	$35,165	$36,658

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	March 28, 2026	March 29, 2025
Cash Flows From Operating Activities:
Net income	$354	$380
Depreciation and amortization	726	700
Deferred income taxes	12	(41)
Other, net	193	146
Net changes in operating assets and liabilities	(456)	(339)
Cash Provided by Operating Activities	829	846

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(397)	(464)
Purchases of marketable securities	(36)	(33)
Proceeds from sale of marketable securities	35	30
Proceeds from sale of storage facilities	44	—
Acquisition of equity investments	—	(2)
Other, net	55	55
Cash Used for Investing Activities	(299)	(414)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	534	31
Payments on debt	(1,346)	(816)
Proceeds from issuance of commercial paper	945	—
Repayments of commercial paper	(915)	—
Purchases of Tyson Class A common stock	(92)	(16)
Dividends	(353)	(349)
Stock options exercised	15	19
Other, net	(55)	(1)
Cash Used for Financing Activities	(1,267)	(1,132)
Effect of Exchange Rate Changes on Cash	8	(25)
Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	(729)	(725)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,229	1,717
Cash and Cash Equivalents and Restricted Cash at End of Period	500	992
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$500	$992

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA, Segment Operating Income (Loss), As Adjusted, Corporate Expenses, As Adjusted, Amortization, As Adjusted, and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Segment Operating Income (Loss) is defined as Operating Income (Loss) less corporate expenses and amortization. Corporate expenses are unallocated general and administrative costs, including the costs of corporate functions, that are shared across multiple segments. Amortization includes amortization generated from intangible assets including brands and trademarks, customer relationships, supply arrangements, patents and intellectual property, land use rights and software.
Segment Operating Income (Loss), As Adjusted is defined as Segment Operating Income (Loss) less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include restructuring and related charges (including network optimization), plant closure and disposal charges (net of gains), goodwill and intangible impairments, brand and product line discontinuations, facility fire related costs (net of insurance proceeds), and certain non-ordinary course legal, regulatory and other matters.
Corporate Expenses, As Adjusted is defined as Corporate Expenses less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include restructuring and related charges (including network optimization), corporate asset disposal charges (net of gains) and certain non-ordinary course legal, regulatory and other matters.
Amortization, As Adjusted is defined as Amortization less the impact of items affecting comparability, which in management's judgment, affect the year-to-year assessment of operating results. Items affecting comparability include accelerated amortization related to the discontinuance of intangible assets.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the second quarter ended March 28, 2026
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$435		$359	$95	$260	$0.73
Restructuring and related charges[8]	—	42	4	46	—	46	12	34	0.10
Legal contingency accruals	—	16	—	16	—	16	3	13	0.04
Adjusted Non-GAAP Results				$497		$421	$110	$307	$0.87

Results for the second quarter ended March 29, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$100		$30	$16	$7	$0.02
Brand and product line discontinuations	—	—	6	6	—	6	1	5	0.02
Restructuring and related charges[8]	—	43	—	43	—	43	5	38	0.10
Legal contingency accruals	343	—	—	343	—	343	81	262	0.73
Plant closure and disposal charges	—	23	—	23	—	23	6	17	0.05
Adjusted Non-GAAP Results				$515		$445	$109	$329	$0.92

Results for the six months ended March 28, 2026
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$737		$486	$132	$345	$0.97
Restructuring and related charges[8]	—	147	14	161	2	163	41	122	0.35
Legal contingency accruals[9]	150	21	—	171	—	171	40	131	0.37
Impairment of equity investments	—	—	—	—	73	73	19	54	0.15
Adjusted Non-GAAP Results				$1,069		$893	$232	$652	$1.84

Results for the six months ended March 29, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$680		$508	$128	$366	$1.03
Facility fire related costs (insurance proceeds)[7]	—	—	—	—	(7)	(7)	7	(14)	(0.04)
Brand and product line discontinuations	—	—	12	12	—	12	3	9	0.03
Restructuring and related charges[8]	—	114	2	116	—	116	22	94	0.26
Legal contingency accruals	343	—	—	343	—	343	81	262	0.73
Plant closure and disposal charges	—	23	—	23	—	23	6	17	0.05
Adjusted Non-GAAP Results				$1,174		$995	$247	$734	$2.06

TYSON FOODS, INC.
Segment Operating Income (Loss), As Adjusted and Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Results for the second quarter ended March 28, 2026
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(240)	$41	$505	$348	$38	$692	$(203)	$(54)	$435
Add/(Less): Restructuring and related charges[8]	38	—	2	4	(1)	43	3	—	46
Add: Legal contingency accruals	—	—	16	—	—	16	—	—	16
As Adjusted	$(202)	$41	$523	$352	$37	$751	$(200)	$(54)	$497

Results for the second quarter ended March 29, 2025
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(222)	$(181)	$367	$329	$48	$341	$(176)	$(65)	$100
Add: Brand and product line discontinuations	—	—	—	—	—	—	—	6	6
Add: Restructuring and related charges[8]	16	—	21	—	6	43	—	—	43
Add: Legal contingency accruals	93	250	—	—	—	343	—	—	343
Add: Plant closure and disposal charges	—	—	23	—	—	23	—	—	23
As Adjusted	$(113)	$69	$411	$329	$54	$750	$(176)	$(59)	$515

Results for the six months ended March 28, 2026
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(559)	$91	$955	$670	$79	$1,236	$(391)	$(108)	$737
Add/(Less): Restructuring and related charges[8]	124	1	11	20	(1)	155	6	—	161
Add: Legal contingency accruals[9]	90	60	16	—	5	171	—	—	171
As Adjusted	$(345)	$152	$982	$690	$83	$1,562	$(385)	$(108)	$1,069

Results for the six months ended March 29, 2025
(Unaudited)
	Segment Operating Income (Loss)						Operating Income (Loss)
	Beef	Pork	Chicken	Prepared Foods	Inter-national	Total	Corporate Expenses	Amortiza-tion	Total
As Reported	$(248)	$(108)	$827	$626	$89	$1,186	$(377)	$(129)	$680
Add: Brand and product line discontinuations	—	—	—	—	—	—	—	12	12
Add: Restructuring and related charges[8]	48	—	32	25	11	116	—	—	116
Add: Legal contingency accruals	93	250	—	—	—	343	—	—	343
Add: Plant closure and disposal charges	—	—	23	—	—	23	—	—	23
As Adjusted	$(107)	$142	$882	$651	$100	$1,668	$(377)	$(117)	$1,174

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Six Months Ended		Fiscal Year Ended	Twelve Months Ended
	March 28, 2026	March 29, 2025	September 27, 2025	March 28, 2026

Net income	$354	$380	$507	$481
Less: Interest income	(21)	(42)	(73)	(52)
Add: Interest expense	201	230	449	420
Add: Income tax expense	132	128	262	266
Add: Depreciation	612	566	1,093	1,139
Add: Amortization[6]	108	129	257	236
EBITDA	$1,386	$1,391	$2,495	$2,490

Adjustments to EBITDA:
Less: Facility fire related costs (insurance proceeds)[7]	$—	$(7)	$(36)	$(29)
Add: Brand and product line discontinuations	—	12	23	11
Add: Restructuring and related charges[8]	163	116	45	92
Add: Legal contingency accruals[9]	171	343	738	566
Add/(Less): Plant closure and disposal charges	—	23	17	(6)
Add: Goodwill and intangible impairments	—	—	343	343
Add: Product recall	—	—	41	41
Add: Impairment of equity investments	73	—	28	101
Less: Depreciation and amortization included in EBITDA adjustments[10]	(90)	(51)	(62)	(101)
Total Adjusted EBITDA	$1,703	$1,827	$3,632	$3,508

Total gross debt			$8,830	$8,083
Less: Cash and cash equivalents			(1,229)	(500)
Less: Short-term investments			—	—
Total net debt			$7,601	$7,583

Ratio Calculations:
Gross debt/EBITDA			3.5x	3.2x
Net debt/EBITDA			3.0x	3.0x

Gross debt/Adjusted EBITDA			2.4x	2.3x
Net debt/Adjusted EBITDA			2.1x	2.2x
6 Excludes the amortization of debt issuance and debt discount expense of $6 million for the six months ended March 28, 2026, $5 million for the six months ended March 29, 2025, $11 million for the fiscal year ended September 27, 2025 and $12 million for the twelve months ended March 28, 2026 as it is included in interest expense.
7 Relates to a fire at a Chicken production facility in the fourth quarter of fiscal 2021 and a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 that we subsequently decided to sell.
8 Includes the Network Optimization Plan that commenced in fiscal 2025.
9 Includes charges of $5 million, $40 million and $45 million related to the 2015 sale of our Mexico operation for the six months ended March 28, 2026, the fiscal year ended September 27, 2025 and the twelve months ended March 28, 2026, respectively.
10 Removal of accelerated depreciation of $90 million, $39 million, $39 million and $90 million related to restructuring and related charges for the six months ended March 28, 2026, the six months ended March 29, 2025, the fiscal year ended September 27, 2025 and the twelve months ended March 28, 2026, respectively, as they are already included in depreciation expense. Removal of accelerated amortization of $12 million, $23 million and $11 million related to brand discontinuation for the six months ended March 29, 2025, the fiscal year ended September 27, 2025 and the twelve months ended March 28, 2026, respectively, as they are already included in amortization expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Six Months Ended
	March 28, 2026	March 29, 2025
Cash Provided by Operating Activities	$829	$846
Additions to property, plant and equipment	(397)	(464)
Free cash flow	$432	$382

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, May 4, 2026. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until June 1, 2026, toll free at 1-855-669-9658, international toll 1-412-317-0088 or Canada toll free 1-855-669-9658. The replay access code is 7264762. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effectiveness of financial excellence programs or operational optimization plans; (ii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iii) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI), New World screwworm or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Jon Kathol, 479-290-4235	Source: Tyson Foods, Inc. Category: IR, Newsroom